EXHIBIT 23.19
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INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 333-89189 of Dollar Thrifty Automotive Group, Inc. on Form S-8 of our report dated June 5, 2003, appearing in the Annual Report on Form 11-K of Dollar Thrifty Automotive Group, Inc. Retirement Savings Plan for the year ended December 31, 2002.



/s/ DELOITTE & TOUCHE LLP
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Tulsa, Oklahoma
June 27, 2003